UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 7, 2011
HCC INSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13790 (Commission File Number)	76-0336636 (I.R.S. Employer Identification No.)

13403 Northwest Freeway Houston, Texas 77040 (Address of principal executive offices, including zip code)

(713) 690-7300 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure
     On March 7, 2011, John N. Molbeck, Jr., President and Chief Executive Officer of HCC Insurance Holdings, Inc. (“HCC”) and W. Tobin Whamond, Executive Vice President and Chief Operating Officer of HCC will address attendees at the Raymond James’ 32nd Annual Institutional Investors Conference in Orlando, Florida. The slideshow presentation that will accompany the remarks made by Mr. Molbeck and Mr. Whamond during the conference is attached as Exhibit 99.1 hereto and incorporated herein by reference solely for purposes of this Item 7.01 disclosure. A live webcast of the presentation will be available on a listen-only basis in the Investor Relations section of HCC’s website at http://ir.hcc.com. A replay of the webcast will also be archived in the Investor Relations section of the HCC website through June 10, 2011.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

No.	Exhibits
99.1	Presentation, dated March 7, 2011, at the Raymond James’ 32nd Annual Institutional Investors Conference in Orlando, Florida
In connection with the disclosure set forth in Item 7.01, the information in this Current Report, including the exhibits attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report, including the exhibits, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC Insurance Holdings, Inc.
By:	/s/ Randy D. Rinicella
Randy D. Rinicella
Senior Vice President, General Counsel & Secretary

DATED: March 7, 2011